Exhibit 10.7
                            ASSET PURCHASE AGREEMENT


                                       FOR

                                     KWBP-TV
                                  SALEM, OREGON


                                     BETWEEN


                             CHANNEL 32 INCORPORATED


                                       AND


                                   NEWCO, INC.

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                              TABLE OF CONTENTS

                                                                   PAGE

ARTICLE 1.  Exchange of Consideration................................1

1.1.    Consideration Conveyed by Seller.............................1
        1.1.1. Station Assets........................................1
        1.1.2. Excluded Assets.......................................3
        1.1.3. Seller's Retained Liabilities.........................4
1.2.    Consideration Conveyed by Buyer..............................4
        1.2.1. Purchase Price........................................4
        1.2.2. Seller's Stock Acquisition............................5
        1.2.3. Loan to Seller........................................5
        1.2.4. Noncompetition Agreement..............................5
1.3.    Adjustments..................................................6
        1.3.1. Prorations............................................6
        1.3.2. Trade and Barter Items................................6
        1.3.3. Disputes..............................................6
1.4.    Allocation...................................................6
1.5.    Closing......................................................6
        1.5.1. Date and Location.....................................6
        1.5.2. Exchange of Documents.................................7
1.6.    Timing.......................................................7


ARTICLE 2.  Representation and Warranties of Seller..................7

2.1.    Corporate Status.............................................7
2.2.    Licenses.....................................................7
2.3.    Condition of Assets..........................................8
2.4.    Title........................................................8
2.5.    Employees....................................................8
2.6.    Taxes........................................................9
2.7.    Contracts....................................................9
2.8.    Environmental................................................9

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2.9.    Financial Statements.........................................10
2.10.   Litigation...................................................10
2.11.   Compliance with Laws.........................................10
2.12.   No Defaults..................................................10
2.13.   Brokers......................................................10
2.14.   Seller Action................................................11
2.15.   Station Assets...............................................11
2.16.   Leases.......................................................11
2.17.   Insolvency...................................................11
2.18.   Approvals....................................................11
2.19.   Cable Carriage...............................................12
2.20.   Bulk Sales Law...............................................12
2.21.   No Material Omission.........................................12


ARTICLE 3.  Representation and Warranties of Buyer...................12

3.1.    Status.......................................................12
3.2.    Corporate Action.............................................12
3.3.    No Defaults..................................................12
3.4.    Brokers......................................................13
3.5.    Litigation...................................................13
3.6.    Qualification as a Broadcast Licensee........................13
3.7.    No Material Omission.........................................13


ARTICLE 4.  Covenants of Seller Pending Closing......................13

4.1.    Maintenance of Station.......................................13
        4.1.1. Sell, Lease, Transfer.................................13
        4.1.2. Enter into any........................................13
        4.1.3. Renew, Renegotiate, Modify............................14
        4.1.4. Subject to Section 1.1.1.(c)..........................14
        4.1.5. Make, Allow, or Consent...............................14
        4.1.6. Make Any Material Change..............................14

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        4.1.7. Take Any Action.......................................14
4.2.    Organization, Good Will, Promotion...........................14
4.3.    Access to Facilities, Files, and Records.....................14
4.4.    Representations and Warranties...............................14
4.5.    Application for FCC Consent..................................14
4.6.    Consents.....................................................15
4.7.    Notice of Proceedings........................................15
4.8.    Confidential Information.....................................15
4.9.    Consummation of Agreement....................................15
4.10.   Compliance with Law..........................................15
4.11.   Performance under Contracts and Leases.......................15
4.12.   HSR Filing...................................................15


ARTICLE 5.  Convenants of Buyer Pending the Closing..................16

5.1.    Representation and Warranties................................16
5.2.    Application for Commission Consent...........................16
5.3.    Confidential Information.....................................16
5.4.    Consummation of Agreement....................................16
5.5.    Notice of Proceedings........................................16
5.6.    HSR Filing...................................................17


ARTICLE 6.  Conditions Precedent to Obligations of Seller to Close...17

6.1.    Representations, Warranties, Covenants.......................17
        6.1.1. Buyer's Representation and Warranties.................17
        6.1.2. Buyer's Performance Under Agreement...................17
        6.1.3. Buyer's Deliveries....................................17
6.2.    Proceedings..................................................17
        6.2.1. Absence of Litigation.................................17
        6.2.2. Notice of Investigation...............................17
6.3.    FCC Approval.................................................17
6.4.    HSR Approval.................................................18

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6.5.    Legal Opinion................................................18
6.6.    Cancellation of Note.........................................18
6.7.    Issuance of Stock............................................18


ARTICLE 7.  Conditions Precedent to Obligations of Buyer to Close....18

7.1.    Representations, Warranties, Covenants.......................18
        7.1.1. Seller's Representations and Warranties...............18
        7.1.2. Seller's Performance Under Agreement..................18
        7.1.3. Seller's Deliveries...................................18
7.2.    Proceedings..................................................18
        7.2.1. Absence of Litigation.................................18
        7.2.2. Absence of Investigation..............................19
7.3.    Damage to the Assets.........................................19
        7.3.1. No Material Damage....................................19
        7.3.2. Rick of Loss..........................................19
        7.3.3. Broadcast Interruption................................19
7.4.    FCC Approval.................................................19
7.5.    Contract and Real Estate Lease Payments......................20
7.6.    Bulk Sale Law................................................20
7.7.    Legal Opinion................................................20
7.8.    Environmental Audits.........................................20
7.9.    HSR Approval.................................................20
7.10.   Noncompetition Agreement.....................................20
7.11.   Building Lease...............................................20
7.12.   No Material Adverse Change...................................20


ARTICLE 8.  Indemnification..........................................20

8.1.    Survival.....................................................20
8.2.    Indemnification of Buyer.....................................21
8.3.    Indemnification of Seller....................................21
8.4.    Notice of Claim..............................................21

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8.5.    Defense of Third Party Claim.................................21
8.6.    Limitations..................................................22
8.7.    Offset Against Stock Purchase................................22


ARTICLE 9.  Miscellaneous............................................22

9.1.    Termination of Agreement.....................................22
        9.1.1. By the Mutual Consent.................................22
        9.1.2. By Seller.............................................22
        9.1.3. By Buyer..............................................22
        9.1.4. By Seller or buyer....................................22
        9.1.5. By Any Party..........................................22
9.2.    Liabilities Upon Termination.................................22
        9.2.1. Seller's Remedies.....................................23
        9.2.2. Buyer's Remedies......................................23
        9.2.3. Notice of Breach......................................23
        9.2.4. Survival of Confidentiality Obligations...............23
9.3.    Expenses.....................................................23
9.4.    Assignments..................................................23
9.5.    Further Assurances...........................................24
9.6.    Notices......................................................24
        9.6.1. If to Seller..........................................24
9.7.    Law Governing................................................25
9.8.    Waiver of Provisions.........................................25
9.9.    Counterparts.................................................25
9.10.   Reimbursement of Legal Expenses..............................25
9.11.   Publicity....................................................25
9.12.   Seller's Access to Records...................................25
9.13.   Entire Agreement.............................................26

ARTICLE 10.  Rules of Construction...................................26

10.1.   Defined Terms................................................26

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10.2.   Number and Gender............................................28
10.3.   Headings and Cross-References................................28
10.4.   Computation of Time..........................................28


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                            ASSET PURCHASE AGREEMENT

          THIS AGREEMENT is dated as of January 31, 1997, and is between Channel 32 Incorporated (the "Seller"), a corporation organized under the laws of Oregon, and NewCo of Oregon, Inc. (the "Buyer"), a corporation organized under the laws of Oregon.


                                R E C I T A L S:

                1. Seller holds licenses from the Federal Communications Commission (the "FCC") for broadcast television station KWBP-TV in Salem, Oregon (the "Station") and owns or holds other assets used or useful in the operation of the Station.

                2. Seller desires to sell, assign, and transfer, to the fullest extent permitted by law, the FCC licenses and other assets owned or held by Seller and used or useful in the operation of the Station.

                3. To the fullest extent permitted by law, Buyer desires to acquire the FCC licenses for the Station and other assets owned or held by Seller and used or useful in the operation of the Station, all under the terms described herein.

                4. On this same day,  Seller  and Buyer  shall,  subject  to the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"), execute a Management Agreement ("MA") under which Buyer shall provide programming to be aired on the Station, which shall remain under the exclusive control of Seller pending consummation of the transactions contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows:


                      ARTICLE 1. EXCHANGE OF CONSIDERATION

          1.1 CONSIDERATION CONVEYED BY SELLER. At the Closing, as defined herein, Seller shall provide Buyer with the following consideration:

                1.1.1. STATION ASSETS. Subject to the terms and conditions of this Agreement, Seller shall, to the fullest extent permitted by law, assign, convey, transfer, and deliver to Buyer, and Buyer shall, to the fullest extent permitted by law, acquire from Seller free and clear of all debts, liens, claims, financing leases, security interests and encumbrances of any kind whatsoever (except as permitted herein), all of Seller's right, title and interest in and to Seller's assets, real and personal, tangible and intangible, of every kind and description, owned or held by Seller and used or useful in the operation of the Station (collectively the "Station Assets") except the assets described in Section 1.1.2. of this Agreement. The Station Assets consist of the following items:



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                      (a)   GOVERNMENT   LICENSES.    All   licenses  and  other
authorizations issued by the FCC to Seller (the "FCC Licenses") with respect to the Station, as well as any licenses and authorizations issued by any other governmental authority, true copies of which are included in SCHEDULE 1 to this Agreement, together with any and all applications pending before the FCC or any
other  governmental   authority  with  respect  to  renewals,   extensions,   or
modifications thereof.

                      (b) TANGIBLE PERSONAL PROPERTY. All equipment, furniture, fixtures, office materials and supplies, spare parts, and other tangible personal property of every kind and description owned as of the date of this Agreement by Seller and used or useful in the operation of the Station, with all material items set forth on SCHEDULE 2 to this Agreement, less any non-material tangible assets consumed in the ordinary course of the Station's business after the date hereof, and any additions, improvements, replacements, and alterations made thereto in the ordinary course of business between the date of this Agreement and the Closing Date, as defined herein. For purposes of this paragraph only, a material asset is deemed to be one with a value of at least $100.

                      (c) CONTRACTS. All rights in and under certain contracts, agreements, and leases of any kind (except those relating to real property and sale of time on the Station) relating to the operation of the Station which Buyer has agreed to assume, whether in existence as of the date of this Agreement or entered into or acquired between the date hereof and the Closing Date, as defined herein, in the ordinary course of business (all of the foregoing collectively referred to herein as the "Contracts"): provided, that
SCHEDULE 3 includes true copies of all written Contracts as well as accurate descriptions of all oral Contracts to be assumed by Buyer; provided further, that, except as provided herein, Buyer shall not assume any Contract not identified in SCHEDULE 3; provided further, that the discounted value of any equipment leased pursuant to a Contract to be assumed by Buyer hereunder is equal to or less than the fair market value of the equipment; provided further, that no Contract created subsequent to the date of this Agreement shall be assigned to Buyer without Buyer's written approval unless such Contract involves less than $5000 value in goods or services (or $50,000 in the aggregate of such Contracts) and can be canceled upon 30 days notice without liability to Buyer; and provided further, that Seller shall promptly provide Buyer with a true copy or, in the event of an oral agreement, an accurate description of all material terms, of any such Contract entered into subsequent to the date of this Agreement which is to be assumed by Buyer.

                      (d) LEASES. All leases relating to real property (the "Real Estate Leases"), true copies of which or, in the case of oral agreements, summaries of which are annexed hereto in SCHEDULE 4.

                      (e) TIME SALES AGREEMENTS. All agreements, including trade and barter agreements (collectively, the "Trade Agreements"), for the sale of time on the Station in the ordinary course of business and in accordance with past practices of the Station: provided, that Buyer shall only assume Trade Agreements which involve the provision of goods or services related to and useful in the business of the Station.

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                      (f)  MARKETING ITEMS.  All trademarks, call signs, service marks, franchises, patents, trade names, jingles, fictitious names, slogans, and logotypes owned and used by Seller as of the date hereof, as well as those acquired between the date hereof and the Closing Date in connection with the operation of the Station.

                      (g) PROGRAMMING AND COPYRIGHTS. All programs and programming materials and elements of whatever form or nature owned or licensed for use by Seller and used in the operation of the Station as of the date hereof (except those included in the Excluded Assets), all of which are identified in
SCHEDULE 5 annexed hereto, together with all such programs, materials, elements, intellectual property rights, and copyrights acquired between the date hereof and the Closing Date, whether recorded on tape or any other medium or intended for live performance, and whether completed or in production, and all related common law and statutory copyrights owned or licensed for use by Seller and used or useful in the operation of the Station.

                      (h) RECORDS. Any and all files, program logs, public inspection files, and other records that relate to the operation of the Station in the possession of Seller on the Closing Date, except Seller's records that pertain to the organization of Seller.

                      (i) GOODWILL. All of Seller's goodwill in and going concern value of the Station.

                      (j) ACCOUNTS RECEIVABLE. All notes and accounts receivable of Seller relating to or arising out of the sale of advertising time on the Station at any time on or after January 1, 1997 (the "1997 Accounts Receivable").

                1.1.2. EXCLUDED ASSETS. Notwithstanding the foregoing, there shall be excluded from the Station Assets and retained by Seller, to the extent in existence on the Closing Date, the following assets (the "Excluded Assets"):

                      (a)   ACCOUNTS  RECEIVABLE.   All   notes   and   accounts
receivable of Seller relating to or arising out of the sale of advertising time on the Station prior to January 1, 1997 (the "1996 Accounts Receivable").

                      (b) CASH AND INVESTMENTS. All cash on hand or in bank accounts and all cash equivalents and similar investments of Seller, such as certificates of deposit.

                      (c) PREPAID ITEMS. All deposits, reserves, and prepaid expenses and taxes (unless prorated as provided in Section 1.3. of this Agreement).

                      (d) PERSONAL PROPERTY. All non-material tangible personal property disposed of or consumed in the ordinary course of business of the Station.

                      (e)  INSURANCE.  All contracts of insurance.


                                       3
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                      (f)  SECURITIES.  Any and all securities owned or held  by
Seller.

                      (g) CLAIMS. Any and all claims of Seller with respect to transactions which transpire prior to the Closing Date, including, without limitation, claims for tax refunds.

                      (h) CONTRACTS. Programming contracts as well as all other agreements, leases, and contracts not assumed by Buyer in accordance with
Section 1.1.1.(c), (e) and (f) of this Agreement.

                      (i)  MISCELLANEOUS ASSETS.   Pension,  profit-sharing, and
savings plans and trusts and any assets thereof.

                      (j) ORGANIZATIONAL DOCUMENTS. Seller's books and original records that pertain to the organization, existence or capitalization of Seller.

                      (k) REAL PROPERTY. The real property and improvements located thereon at 10255 SW Arctic Drive, Beaverton, Oregon 97005;

                      (l) REAL ESTATE LEASES. Any and all leases for use of the real property described in Subsection 1.1.2. (k).

                1.1.3. SELLER'S RETAINED LIABILITIES. The Station Assets shall be sold and conveyed to Buyer free and clear of all debts, liens, claims, financing leases, security interests and encumbrances or liabilities of any kind or nature except for liens for current taxes not yet due and payable (the "Permitted Encumbrances"). Unless reflected in a document executed by Buyer, Buyer shall not assume or be liable for (a) any programming contract or other contract, agreement or lease not specifically assumed by Buyer hereunder; (b) any obligation of Seller arising out of any contract of insurance, any pension, retirement or profit-sharing plan, or any trust or other benefit plan; (c) any litigation, proceeding, or claim relating to the business or operation of the Station prior to the Closing, regardless of whether such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the Closing; or (d) any obligation (including but not limited to wages, salaries, vacation pay, payroll taxes, COBRA coverage or severance payments) to or for persons employed by Seller (recognizing that Buyer has no obligation to employ any of Seller's employees).

          1.2.  Consideration Conveyed by Buyer.

                1.2.1. PURCHASE PRICE. Except as otherwise provided herein, Buyer shall pay Seller at the Closing Seventeen Million Six Hundred Thousand Dollars ($17,600,000) (the "Purchase Price") by wire transfer of immediately available federal funds pursuant to instructions from Seller, less adjustments made pursuant to this Agreement.


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


            1.2.2. SELLER'S STOCK ACQUISITION. At the Closing, as defined herein, Buyer will sell, transfer, convey and otherwise assign to Seller a 20 percent ownership interest in Buyer (subject to pro rata dilution for financing agreements, management incentives, and acquisition of capital after closing from third parties) provided, that Seller would have the option within six (6) months of Closing to convert its ownership interest in Buyer to an ownership interest of comparable value in Buyer's parent on the same terms and conditions provided to original investors in Buyer or its parent (other than Buyer's founding parties). The ownership interest in Buyer or its assignee acquired by Seller under this subsection shall be reconveyed, retransferred, resold, and reassigned to Buyer on the Fifth Anniversary date of the Closing in accordance with an appraisal performed by a qualified appraiser. To that end, Seller and Buyer shall each select a qualified appraiser six (6) months prior to the date of sale, and the two appraisers shall, within thirty (30) days thereafter, jointly select the appraiser to provide the appraisal.

            1.2.3. LOAN TO SELLER. If the Closing does not occur by May 31, 1997, Buyer will loan or cause to be loaned to Seller Ten Million Dollars ($10,000,000) on that date to be used to pay in full all outstanding balances of any debt of Seller. The loan will be payable at the Closing or, in the event there is no Closing, within twelve (12) months from the termination of the Purchase Agreement. The loan will be evidenced by a Promissory Note (the "Note") in the form of Exhibit A annexed hereto which will bear annual interest on the outstanding principal (with the rate of interest to be determined by the third party lender providing the funds). If there is no Closing then, in that event, Seller and Buyer will immediately commence efforts to refinance or recapitalize the Seller. If no agreement can be reached by the parties within 120 days after termination with respect to any refinancing or recapitalization plan, then, in that event, Seller shall initiate efforts in conjunction with Buyer and/or its principals to sell the Station to a third party. The proceeds of the sale to a third party will be used to (1) first repay the aforementioned loan and accrued interest (to the extent not previously paid), (2) then reimburse Buyer for any net losses incurred by Buyer under the MA and (3) then pay Buyer 50% of the gross amount received in excess of $22 Million. The loan will be secured by (1) a first security interest in accordance with the form annexed hereto as Exhibit B in all of the Station Assets, including but not limited to licenses issued by the FCC (to the extent permitted by law) and the proceeds of the sale of the Station Assets, (2) pledges of stock for Seller and Peregrine Communication, Ltd. ("Peregrine") and (3) the personal guarantees of Roy Rose, Daniel J. Alderman, and Hampton Holdings, L.L.C., an Oregon limited liability company, in the form of Exhibit C annexed hereto: provided, that Buyer will not invoke its remedies under those guarantees unless and until it is determined the aforementioned pledged stock is insufficient to repay the amounts due Buyer under the aforementioned loan.

          1.2.4. NONCOMPETITION AGREEMENT. One Thousand Dollars ($1,000) of the Purchase Price will be allocated as consideration for the execution by Seller and its parent company, Peregrine Communications, Ltd., of the Noncompetition Agreement annexed hereto as EXHIBIT D.


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


          1.3.  ADJUSTMENTS.

            1.3.1. PRORATIONS. At the Closing, all income of the Station and all taxes and assessments, rent, water, sewer and other utility charges and lienable municipal services, if any, with respect to the Station Assets to be acquired by Buyer shall be apportioned and allocated between Buyer and Seller as of January 1, 1997 on the basis of the period of time to which such income or liabilities apply. To the extent such items cannot be determined at Closing, a final settlement on such prorations shall be made within thirty (30) days after the Closing Date. If the Closing occurs before the tax rate is fixed for the then current term, the apportionment of taxes at Closing shall be upon the basis of the tax rate for the preceding tax year applied to the latest assessed valuation. If the tax rate is changed with respect to any period of time prior to the Closing Date, as defined herein, the post-Closing proration shall include a corresponding adjustment in the final proration made pursuant to this Section.

            1.3.2. TRADE AND BARTER ITEMS. At the Closing, Seller shall deliver to Buyer a report, dated the Closing Date (the "Trade Report"), which lists all Trade Agreements included in the Station Assets, together with an itemized statement of the aggregate value of time owed (based on the Station's current rates) pursuant to each of the Trade Agreements and the fair market value of goods and services to be received pursuant to each of the Trade Agreements as of the Closing Date. The Purchase Price to be paid by Buyer to Seller at Closing shall be reduced to the extent that the aggregate value of the Station's post-Closing obligations under Trade Agreements for the broadcast of advertising time exceeds the aggregate value of the goods and services to be received by the Station under the Trade Agreements after the Closing.

            1.3.3. DISPUTES. In the event of any disputes between the parties as to any adjustments under this Section, the amounts not in dispute shall be paid at the time provided herein and the dispute shall be resolved by an independent certified public accountant ("CPA") who shall be jointly selected by the parties within thirty (30) days after the Closing or after the final settlement on prorations, as the case may be. The decision of the CPA shall be binding on each of the parties and enforceable by a court of competent jurisdiction. The fees and expenses of the CPA shall be paid one-half by Seller and one-half by Buyer.

          1.4. ALLOCATION. The Purchase Price shall be allocated in accordance with SCHEDULE 6 annexed hereto and incorporated in an Internal Revenue Service ("IRS") Form 8594. Each party shall be bound by such allocation in any reports, filings or disclosures to the IRS as well as any and every other governmental authority.

          1.5.  CLOSING.

            1.5.1. DATE AND LOCATION. The closing of the transactions provided for in this Agreement (the "Closing") shall be held at the offices of Dickstein, Shapiro, Morin & Oshinsky, LLP, 2101 L Street, N.W., Washington, D.C. 20037, or at such other


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


place mutually agreed to by the parties, commencing at 10:00 a.m. on a date (the "Closing Date") selected by Buyer which shall be within ten (10) business days after the date on which the FCC order (the "Order") approving the assignment of the FCC Licenses from Seller to Buyer becomes a "Final Order" (which, for purposes of this Agreement, means that the Order has not been stayed, is not subject to reconsideration or review by the FCC or a court of competent jurisdiction, and the time to institute such administrative or judicial review has expired): provided, that the parties shall not be obligated to proceed to Closing if (1) the Order includes conditions materially adverse to Buyer or Seller; or (2) the conditions precedent to Closing have not been satisfied or waived; and provided further, that the Closing shall be held at a date set by Buyer within ten (10) business days after issuance of the FCC Order if no petition to deny or other challenge has been filed against the Application, as defined in Section 4.5 of this Agreement.

            1.5.2. EXCHANGE OF DOCUMENTS. At the Closing, each party shall execute and deliver to the other party the other items specified herein as well as any additional document(s) and item(s) reasonably necessary for the consummation of the transactions contemplated herein. Such additional documents shall be reasonably satisfactory to the other party as to both form and substance.

          1.6. TIMING. Time is of the essence to implementation of this Agreement. It is the intention of the parties that the Closing of the transactions contemplated herein occur not later than 270 days from the date of this Agreement.


             ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

          Seller represents and warrants to Buyer that the following matters are true and correct as of the date of this Agreement:

          2.1 CORPORATE STATUS. Seller is a Corporation duly organized, validly existing, and in good standing in the State of Oregon. Seller has the power to carry on the business of the Station as it is now being conducted, to own, hold and use the Station Assets, and to enter into and consummate the transactions contemplated by this Agreement.

          2.2.  LICENSES.  Seller is the  holder  of the  Licenses  included  in
SCHEDULE 1 to this Agreement, all of which are in full force and effect. The FCC Licenses constitute all of the licenses required under the Communications Act of 1934, as amended (the "Act"), and the current rules, regulations, and policies of the FCC for the operation of the Station as currently conducted. The FCC Licenses authorize the operation of the Station for the license term expiring on February 1, 1999. The Seller has filed with the FCC all material applications, reports and other disclosures required by the Act and by FCC rules and policies. As of the date of this Agreement, there is not pending or, to the best of Seller's knowledge, threatened, any petition, complaint, objection (whether formal or informal), order to show cause, investigation, or other action by or before the FCC or any court to revoke, cancel, rescind, modify, or refuse to renew any of the FCC Licenses, or which would otherwise have a material adverse impact on the operation of the Station. Other than proceedings of general applicability to the broadcasting industry, there is not now pending or, to the best of Seller's knowledge, threatened, any other petition, complaint, objection (whether formal or informal), investigation, order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or other proceeding by or before the FCC or any court against Seller with respect to any matter affecting the Station. The Station is operating in material compliance with the FCC Licenses, the Act, and the rules, regulations and policies of the FCC, and the Station's signal coverage is not subject to any interference which materially impairs the reception of its signal within the Station's Grade A or Grade B contours. As more particularly described in SCHEDULE 1, the Station is not currently operating at its fully authorized power under its FCC Licenses, but such operation does not and will not affect the validity of the FCC Licenses, Seller's ability to assign the FCC Licenses to Buyer as contemplated by this Agreement, Buyer's ability to broadcast the Station at the full power currently authorized by the FCC Licenses, or Buyer's ability to secure a timely renewal of the FCC Licenses.

          2.3. CONDITION OF ASSETS. Except as otherwise disclosed herein, the Station Assets are in good working order, meet all government requirements, and are being maintained in accordance with generally accepted industry and engineering practices.

          2.4. TITLE. On the Closing Date, the Station Assets will be in each case free and clear of all debts, claims, liabilities, security interests, mortgages, pledges, liens, conditional sales agreements, leases, encumbrances, or charges of any kind or nature whatsoever except for the Permitted Encumbrances or such liabilities expressly assumed by Buyer hereunder.

          2.5. EMPLOYEES. Seller is not a party to any pending or, to its knowledge, threatened labor dispute affecting the Station. Seller (1) has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to employment or labor, including but not limited to provisions relative to wages, hours, collective bargaining, pension, profit-sharing and savings plans and trusts including, without limitation, 401-K plans ("Trusts") and payment of Social Security, unemployment and withholding taxes and (2) is not liable for any arrears of wages or Trusts or benefit payments ("Payments") or any taxes or penalties for failure to comply with any of the foregoing. Seller will hold Buyer harmless from and against (1) any liability for any taxes or Payments or penalties which have not been paid or made for employment of persons by Seller,
(2) any claims of discrimination or wrongful termination or hiring, including, without limitation, violations of federal or state law relating to civil rights, regulations of the United States Equal Employment Opportunity Commission, or the Americans With Disabilities Act of 1990, (3) all claims for severance (recognizing that Buyer has no obligation to employ any of Seller's employees), and (4) any other claims by employees of Seller relating to or arising from their employment (or severance therefrom) by Seller. There are no collective bargaining agreements, or negotiations for the same, in existence which affect any of the Station's employees.

          2.6. TAXES. Except as disclosed in SCHEDULE 7 annexed hereto, Seller has duly and timely filed all required federal, state and local tax returns and paid all taxes, interest and penalties due with respect to Seller's interest in the Station Assets or its operation of the Station, has sought and obtained extensions of time to file such and pay same within the time provided therefor, or is challenging such taxes in good faith in accordance with applicable procedures (and has in place adequate financial reserves to satisfy any adverse decision). Between the date hereof and the Closing Date Seller shall duly and timely file all such required returns and pay all such taxes, interest and penalties or obtain such extensions within the time provided therefor, unless such taxes are being challenged in good faith in accordance with applicable procedures (and has in place adequate financial reserves to satisfy any adverse decision). Seller shall indemnify, defend, save and hold Buyer harmless from and against all claims, obligations and liabilities for all taxes, interest and penalties attributable to Seller's ownership or operation of the Station and the ownership or holding of the Station Assets prior to the Closing Date.

          2.7. CONTRACTS. SCHEDULE 3 hereto includes true copies of all written Contracts and describes the material terms of all oral Contracts to which Seller is a party as of the date of this Agreement and which will be assumed by Buyer. Those Contracts requiring a third party's consent to assignment are identified by an asterisk in SCHEDULE 3. Seller has complied in all material respects with all Contracts and is not in default beyond any applicable grace periods under any of such Contracts. To Seller's knowledge, no other contracting party is in material default under any of the Contracts. All Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as enforceability may be limited by laws affecting creditor rights or equitable principles generally.

          2.8. ENVIRONMENTAL. No hazardous or toxic waste, substance, material or pollutant (collectively "Hazardous Waste"), as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901 et seq., the Clean Water Act, as amended, 42 U.S.C. ss. 1251 ET SEQ., the Clean Air Act, as amended, 42 U.S.C. ss. 7401 ET SEQ. or any other applicable federal, state or local law, or any regulations or policies adopted pursuant to such laws (the foregoing laws, regulations and policies collectively referred to herein as the "Environmental Laws") has been released, emitted or discharged or, to Seller's knowledge, is currently located in or on the Station Assets or in, on or under the real property on which any of the Station Assets are situated in violation of any Environmental Laws. The Station Assets and Seller's use thereof are not in material violation of any Environmental Laws, including but not limited to FCC rules, policies and guidelines concerning RF radiation. Seller has not received any notice, summons, citation, directive, letter or other communication, written or oral, from the United States, the State of Oregon, or any other party concerning any intentional or unintentional action or omission on the part of Seller or any other party which resulted in the releasing, spilling, leaking,
pumping,  pouring,  emitting,  emptying,   discharging,
injecting, escaping, leeching, dumping or disposing of Hazardous Waste on, above or under Station Assets owned or used by Seller in operation of the Station.


          2.9. FINANCIAL STATEMENTS. Seller has provided Buyer with true copies of a balance sheet dated June 30, 1996, audited financial statements for the Station for fiscal year 1995, and unaudited interim financial statements for the period ended on November 30, 1996 (all of the foregoing collectively referred to herein as the "Financial Statements"). True copies of the Financial Statements are included in SCHEDULE 8. The Financial Statements (1) have been prepared in accordance with generally accepted accounting principles consistently applied,
(2) identify all of Seller's material obligations and liabilities (contingent or matured) with respect to the Station, and (3) fairly reflect the financial performance of the Station for the periods indicated.

          2.10. LITIGATION. Seller has not been operating under and is not subject to, or in default with respect to, any order, judgment, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, foreign or domestic, which has had or could reasonably be expected to have a material adverse effect on the Station Assets or the manner in which Seller currently operates the Station. There is no litigation, arbitration, dispute, proceeding or investigation ("Litigation") pending by or against, or, to the best of Seller's knowledge, threatened against the Station or Seller which relates to or affects the Station Assets or the business of the Station or which materially interferes or could reasonably be expected materially to interfere with Seller's
(1) right, title to, or interest in the Station Assets, (2) operation of the Station or (3) ability to transfer the Station Assets to Buyer free of such Litigation.

          2.11 COMPLIANCE WITH LAWS. Except as disclosed in SCHEDULE 9 annexed hereto, Seller is in material compliance with all applicable laws, rules, regulations, policies and orders of the federal, state, and local governments with respect to the Station. The present uses by Seller of the Station Assets do not violate any such laws, regulations, policies or orders in any material respect, and there is no investigation or proceeding regarding the foregoing which is currently pending or, to Seller's knowledge, threatened.

          2.12 NO DEFAULTS. Neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of the transactions contemplated herein are events that, by themselves or with the giving of notice or the passage of time or both, constitute a material violation of or will conflict with or result in any material breach of or any default under (a) the terms, conditions, or provisions of any arbitration award, judgment, law, order, decree, writ, or regulation to which Seller is subject, (b) Seller's articles of incorporation or bylaws, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound, or result in the creation of imposition of any lien, charge, or encumbrance on any of the Station Assets.

          2.13. BROKERS. There is no broker or finder or other person who would, as a result of any agreement of or action taken by Seller, have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated herein (except CEA, Inc., whose fee will be paid by Buyer).

          2.14 SELLER ACTION. All Seller actions and proceedings necessary to be taken by or on the part of Seller in connection with the transactions contemplated by this Agreement and necessary to make the Agreement effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with and subject to its respective terms, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally. At the Closing, Seller will provide Buyer with certified resolutions executed by Seller's stockholders and board of directors authorizing the execution, delivery, and performance of this Agreement.

          2.15. STATION ASSETS. Except as disclosed in SCHEDULE 9 annexed hereto, the Station Assets are in good working order, meet any and all applicable governmental and industry standards, and are sufficient to enable Seller to operate the Station as currently conducted. All of the statements made and Schedules referred to in this Agreement with respect to the Station Assets are true, accurate, and complete in all material respects.

          2.16. LEASES. All of the Real Estate Leases included in SCHEDULE 5 have been complied with in all material respects by Seller, and no material default of Seller in respect to any duties or obligations required to be performed by Seller has occurred. All such leases are valid, binding, and enforceable in accordance with their respective terms. To Seller's knowledge, no other party to any of the Real Estate Leases is in default thereunder, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally.

          2.17   INSOLVENCY.   No  insolvency   proceedings  of  any  character,
including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of the Station Assets is pending or, to the best of Seller's knowledge, threatened, and Seller has not made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

          2.18 APPROVALS. Other than Aspen TV LLC (where approval will be secured by Seller prior to Closing), no approval of any third party, governmental agency or court is required to be obtained by Seller with regard to the assignment of the FCC Licenses and other Station Assets except (1) parties to certain Contracts and Real Estate Leases being assumed by Buyer under this Agreement, (2) the approval by the FCC as provided herein, and (3) unless otherwise determined by the parties, the United States Department of Justice ("DOJ") and/or the Federal Trade Commission ("FTC") under the HSR.

          2.19 CABLE CARRIAGE. To Seller's knowledge, SCHEDULE 10 hereto sets forth a correct and complete list of (1) all cable television systems which carry the Station's signal on the date hereof under the FCC's "must carry" rules; and (2) all cable television systems which carry the Station's signal pursuant to retransmission consent agreements (with copies of such agreements included in the schedule).

          2.20. BULK SALES LAW. There is no bulk sales law or other comparable statute in Oregon which is applicable to the transactions contemplated by this Agreement, and Seller hereby indemnifies Buyer from any and all liability which may be imposed on or incurred by Buyer (including reasonable attorney fees) under such laws.

          2.21. NO MATERIAL OMISSION. Seller has not failed to disclose any material fact within its knowledge which would make any statement or representation in this Agreement inaccurate or misleading.


             ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer represents and warrants to Seller as to the truth of the following matters as of the date of this Agreement:

          3.1.  STATUS.  Buyer  is  a  corporation  duly  organized,   validly
existing, and in good standing in the State of Oregon, and has the power to enter into and consummate the transactions contemplated by this Agreement.

          3.2. CORPORATE ACTION. All corporate actions and proceedings necessary to be taken by or on the part of Buyer in connection with the transactions contemplated by this Agreement and necessary to make the Agreement effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable in accordance with and subject to its terms, except as enforceability may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally. At the Closing, Buyer will provide Seller with a certified copy of the resolutions adopted by Buyer's stockholders and board of directors authorizing the execution, delivery and consummation of this Agreement.

          3.3. NO DEFAULTS. Neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated herein are events that, by themselves or with the giving of notice or the passage of time or both, constitute a material violation of or will conflict with or result in any material breach of or any default under (a) the terms, conditions, or provisions of any arbitration award, judgment, law, order, or regulation to which Buyer is subject, (b) the articles of incorporation or by-laws of Buyer, or (c) any agreement or instrument to which Buyer is a party or by which it is bound.

          3.4. BROKERS. There is no broker or finder or other person who would, as a result of any agreement of or action taken by Buyer, have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated herein (except CEA, Inc., whose fee will be paid by Buyer).

          3.5. LITIGATION. There is no litigation, proceeding, or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer that would affect Buyer's ability to carry out the transactions contemplated herein.

          3.6. QUALIFICATION AS A BROADCAST LICENSEE. To the best of its knowledge, Buyer is legally qualified under the Act and all other applicable federal, state and local laws, rules and regulations, to acquire the Station Assets from Seller. Buyer knows of no fact, and will not act in such manner from and after the date hereof, that would, under the Act and the rules and policies of the FCC, disqualify Buyer as an assignee of the FCC Licenses or Buyer as owner and holder of the other Station Assets.

          3.7. NO MATERIAL OMISSION. Buyer has not failed to disclose any material fact within its knowledge which would make any statement or representation in this Agreement inaccurate or misleading.


               ARTICLE 4. COVENANTS OF SELLER PENDING CLOSING.

          Seller covenants and agrees that, from the date of this Agreement to and including the Closing Date, subject to the provisions of this Agreement, it will take, or refrain from taking, the following actions:

          4.1. MAINTENANCE OF STATION. Subject to the MA, Seller shall continue to carry on the Station business and keep its books of account, records, and files in the ordinary course of business and shall continue to operate the Station in all material respects in accordance with the terms of the FCC Licenses and in material compliance with all applicable rules, regulations, policies and laws. To that end, Seller will file with the FCC any and all reports, applications, and disclosures as may be required by the Act or FCC rules or policies. Seller shall maintain in full force and effect through and including the Closing Date the existing property damage, liability, and other insurance with respect to the Station Assets to cover contingencies that can reasonably be anticipated. Prior to the Closing, Seller will not, without the prior written consent of Buyer:

            4.1.1. sell, lease, transfer, or agree to sell, lease, or transfer any Station Assets without replacement thereof with an asset of equivalent kind, condition, and value;

            4.1.2. enter into any collective bargaining agreement or written contract of employment without Buyer's prior approval, unless said contract is subject to cancellation upon thirty (30) days notice without penalty to Buyer;

            4.1.3.  renew,  renegotiate,   modify,  amend,  or  terminate  any
existing Time Sales Agreements with respect to the Station except in the ordinary course of business;

            4.1.4. Subject to Section 1.1.1.(c) hereof, enter into any contract or agreement with respect to the Station or the Station Assets except in the ordinary course of business or as provided in this Agreement;

            4.1.5. make, allow, or consent to any material change in the Real Property or in any buildings, leasehold improvements, or fixtures used or useful in the operation of the Station except in the ordinary course of business;

            4.1.6.  make  any  material  change  in  the  insurance   policies
included in SCHEDULE 8; or

            4.1.7. take any action or, as the case may be, fail to take any action necessary to preserve the Station's carriage on cable television systems identified in SCHEDULE 9.

          4.2. ORGANIZATION, GOOD WILL, PROMOTION. Subject to the provisions of this Agreement and the MA, Seller shall use its best efforts to preserve the business organization of the Station intact and shall cooperate with Buyer to preserve the goodwill of the Station's suppliers, customers, and others having business relations with the Station.

          4.3. ACCESS TO FACILITIES, FILES, AND RECORDS. At the reasonable request of Buyer, Seller shall give Buyer and its representatives (1) reasonable access during normal business hours to all facilities, property, accounts, title papers, insurance policies, licenses, agreements, commitments, records, machinery, fixtures, furniture, and inventories related to the Station or the Station Assets, and (2) all such other information concerning the affairs of the Station as Buyer may reasonably request. The rights of Buyer under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Station.

          4.4. REPRESENTATIONS AND WARRANTIES. Seller shall give notice to Buyer promptly upon the occurrence of, or upon becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a material breach of any of Seller's representations or warranties in this Agreement.

          4.5. APPLICATION FOR FCC CONSENT. Within five (5) business days after execution of this Agreement, Seller shall prepare and file an appropriate application (the "Application") with the FCC requesting its written consent to the assignment of the FCC Licenses for the Station to Buyer. Seller shall diligently take, or cooperate in the taking of, all steps necessary and appropriate to expedite the preparation of the Application and its prosecution to a favorable conclusion. Seller will promptly provide Buyer with a copy of any pleading, order, or other document served on it relating to the Application. Seller will use its best efforts and otherwise cooperate with Buyer in responding to any information requested by the FCC related to the Application, in making any amendment to this Agreement requested by the FCC which does not adversely affect Seller in a material manner, and in defending against any petition, complaint, or objection which may be filed against the Application. The FCC filing fees shall be divided equally between Seller and Buyer.

          4.6. CONSENTS. Seller shall obtain or cause to be obtained prior to the Closing consents to the assignment to or assumption by Buyer of all Contracts and Real Estate Leases included in the Station Assets that require the consent of any third party by reason of the transactions provided for in this Agreement.

          4.7. NOTICE OF PROCEEDINGS. Seller will promptly notify Buyer (and in any event within five (5) business days) upon becoming aware of any actual or threatened claim, dispute, arbitration, litigation, complaint, judgment, order, decree action or proceeding relating to Seller, the Station, the Station Assets, or the consummation of this Agreement or any transaction contemplated herein.

          4.8. CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, Seller shall not disclose to third parties any information designated as confidential and received from Buyer or its agents in the course of investigating, negotiating, and consummating the transactions contemplated by this Agreement: provided, that no information shall be deemed to be confidential that (1) becomes publicly known or available other than through disclosure by Seller; (2) is rightfully received by Seller from a third party; or (3) is independently developed by Seller. All originals of all material provided to Seller by Buyer or its agents shall be returned to Buyer and all copies thereof shall be destroyed.

          4.9. CONSUMMATION OF AGREEMENT. Seller shall fulfill and perform all conditions and obligations to be fulfilled and performed by Seller under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.

          4.10 COMPLIANCE WITH LAW. Seller will comply in all material respects with all applicable federal, state and local laws, ordinances and regulations, including but not limited to the Act and the rules, regulations and policies of the FCC.

          4.11 PERFORMANCE UNDER CONTRACTS AND LEASES. Seller will perform in all material respects its obligations under, and keep in good standing, all Contracts, Time Sales Agreements, and Real Estate Leases to which Seller is a party and which will be assigned to Buyer at the Closing pursuant to this Agreement.

          4.12 HSR FILING. Within ten (10) business days after execution of this Agreement, Seller shall file with DOJ and/or the FTC any and all applications and other documents necessary to comply with HSR and to secure any necessary approval under

HSR. The filing fees for any HSR application shall be divided equally between Seller and Buyer.

              ARTICLE 5. COVENANTS OF BUYER PENDING THE CLOSING.

          Buyer covenants and agrees that, from the date of this Agreement to and including the Closing, it will take, or refrain from taking, the following actions:

          5.1. REPRESENTATION AND WARRANTIES. Buyer shall give notice to Seller promptly upon the occurrence of, or upon becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a material breach of any of the representations and warranties of Buyer in this Agreement.

          5.2. APPLICATION FOR COMMISSION CONSENT. Within five (5) business days after execution of this Agreement, Buyer will prepare and provide Seller's counsel with the assignee's portion of the Application. Buyer will diligently take, or cooperate in the taking of, all steps necessary and appropriate to expedite the preparation of the Application and its prosecution to a favorable conclusion. Buyer will promptly provide Seller with a copy of any pleading, order, or other document served on it relating to the Application. Buyer will use its best efforts and otherwise cooperate with Seller in responding to any information requested by the FCC related to the Application or this Agreement, in making any amendment to this Agreement requested by the FCC which does not adversely affect Buyer in a material manner, and in defending against any petition, complaint, and other objection which may be filed against the Application.

          5.3. CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, Buyer shall not disclose to third parties any information designated as confidential and received from Seller or its agents in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement: provided, however, that no information shall be deemed to be confidential that (1) becomes publicly known or available other than through disclosure by Buyer; (2) is rightfully received by Buyer from a third party; or (3) is independently developed by Buyer. All originals of material provided by Seller to Buyer or its agents shall be returned to Seller and all copies thereof destroyed.

          5.4. CONSUMMATION OF AGREEMENT. Buyer shall fulfill and perform in all material respects all conditions and obligations to be fulfilled and performed by Buyer under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.

          5.5. NOTICE OF PROCEEDINGS. Buyer will promptly (and in any event within five (5) business days) notify Seller upon becoming aware of any actual or threatened claim, dispute, arbitration, litigation, complaint, judgment, order, decree, action or proceeding relating to Buyer, the Station, the Station Assets, or the consummation of this Agreement or any transaction contemplated herein.

          5.6. HSR FILING. Within ten (10) business days after execution of this Agreement, Buyer shall file with the DOJ and/or the FTC any and all applications and other documents necessary to comply with HSR and to secure any necessary approval under HSR. The filing fees for any HSR application shall be divided equally between Seller and Buyer.

                       ARTICLE 6. CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF SELLER TO CLOSE.

          The obligation of Seller to consummate the transactions under this Agreement is subject to the fulfillment of the following conditions prior to or at the Closing:

          6.1.  REPRESENTATIONS, WARRANTIES, COVENANTS.

            6.1.1. BUYER'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer contained in this Agreement shall have been true and accurate in all material respects as of the date when made and as of the Closing Date;

            6.1.2. BUYER'S PERFORMANCE UNDER AGREEMENT. Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing, other than the delivery by Buyer of the consideration described in Section 1.2.;

            6.1.3.  BUYER'S  DELIVERIES.  Buyer shall have delivered to Seller
(a) a certificate executed by an officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 6.1.1. and 6.1.2., and (b) the resolutions referred to in Section 3.2 of this Agreement.

          6.2.  PROCEEDINGS.

            6.2.1. ABSENCE OF LITIGATION. No action or proceeding shall have been instituted before any court or governmental body which has resulted in the issuance of a preliminary or permanent injunction against consummation of this Agreement.

            6.2.2. NOTICE OF INVESTIGATION. Neither of the parties to this Agreement shall have received written notice from any governmental body of the institution of any investigation to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby (other than a routine letter of inquiry, including a routine Civil Investigative Demand).

          6.3. FCC APPROVAL. The FCC approval contemplated by this Agreement shall have been granted without any conditions materially adverse to Seller.

          6.4. HSR APPROVAL. The parties shall have received any necessary approval under HSR (or the applicable waiting period shall have expired without further action by the United States Government).

          6.5. LEGAL OPINION. Seller shall have received an opinion from Buyer's counsel in the form annexed hereto as EXHIBIT E.

          6.6. CANCELLATION OF NOTE. In the event Seller gives Buyer the Note pursuant to Section 1.2.4. of this Agreement, Buyer shall (upon deducting from the Purchase Price the amounts owed to Buyer under the Note) return the Note to Seller marked "Canceled and Paid in Full."

          6.7. ISSUANCE OF STOCK. Seller shall have received a stock certificate reflecting Seller's acquisition of the ownership interest in Buyer referenced in Section 1.2.2.


                       ARTICLE 7. CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF BUYER TO CLOSE.

          The obligation of Buyer to consummate the transactions under this Agreement is subject to the fulfillment of the following conditions prior to or at the Closing:

          7.1.  REPRESENTATIONS, WARRANTIES, COVENANTS.

            7.1.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller contained in this Agreement shall have been true and accurate in all material respects as of the date when made and as of the Closing Date.

            7.1.2. SELLER'S PERFORMANCE UNDER AGREEMENT. Seller shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing other than the delivery to Buyer of the instruments conveying the Station Assets to Buyer; and

            7.1.3. SELLER'S DELIVERIES. Seller shall have delivered to Buyer (a) a certificate executed by an officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 7.1.1. and 7.1.2., (b) the resolutions of Seller's stockholders and board of directors identified in Section 2.14 of this Agreement, and (c) the consents of third parties required for the assignment to Buyer of Contracts and Real Estate Leases specified in Section 1.1.1.

          7.2.  PROCEEDINGS.

            7.2.1. ABSENCE OF LITIGATION. No action or proceeding shall be pending or have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement that, in the reasonable opinion of Buyer, may reasonably be expected to result in the issuance of a preliminary or permanent injunction against such consummation or otherwise result in a decision materially adverse to Buyer.

          7.2.2. ABSENCE OF INVESTIGATION. Neither of the parties to this Agreement shall have received written notice from any governmental body of (1) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (2) the actual commencement of such an investigation.

          7.3.  DAMAGE TO THE ASSETS.

            7.3.1. NO MATERIAL DAMAGE. There shall not have been any material damage to any of the Station Assets, and, except as otherwise permitted herein, the Station will have remained on air continuously from the date of this Agreement to and including the Closing Date (excluding downtime occasioned by routine maintenance).

            7.3.2. RISK OF LOSS. The risk of loss or damage to any of the Station Assets prior to the Closing shall be upon Seller (except to the extent caused by Buyer's conduct under the MA). In consultation with Buyer, Seller shall repair, replace and restore any damaged or lost Station Asset to its prior condition as soon as possible and in no event later than the Closing, or, in the alternative and at Buyer's option, provide a reduction in the Purchase Price by an amount equal to the replacement value of the damaged or lost Station Asset not covered by an assignment to Buyer of insurance proceeds therefor and payment by Seller to Buyer of any applicable deductible.

            7.3.3. BROADCAST INTERRUPTION. Seller shall promptly notify Buyer upon learning that the Station's normal broadcast transmissions are interrupted or interfered with for more than four (4) consecutive hours or are in any way impaired in any material manner. Seller shall provide Buyer with prompt written notice of the measures being taken to correct such problems. If the Station is not restored to 90 percent of the power currently utilized by the Station (as described in SCHEDULE 1 annexed hereto) within three (3) days and 100 percent of the power currently utilized by the Station within seven (7) days of such event, or if two (2) such events occur within any thirty (30) day period, then Buyer shall have the right to terminate this Agreement upon ten (10) days prior written notice to Seller.

          7.4. FCC APPROVAL. The FCC approval contemplated by this Agreement shall have been granted without any conditions materially adverse to Buyer and shall have become a Final Order: provided, that the Buyer shall waive the requirement that the Order become a Final Order if no petition to deny or other challenge has been filed against the Application.

          7.5. CONTRACT AND REAL ESTATE LEASE PAYMENTS. As of the Closing, Seller shall be current in its payment of any and all obligations under Contracts or Real Estate Leases to be assumed by Buyer, or such payments shall be subject to proration hereunder.

          7.6.    BULK   SALE   LAW.    Seller   shall   provide   a   written
indemnification   for  Buyer  with   respect  to  matters   relating   to  the
applicability, if any, of Oregon's bulk sales law.

          7.7. LEGAL OPINION. Buyer shall have received an opinion from Seller's counsel in the form annexed hereto as EXHIBIT F.

          7.8. ENVIRONMENTAL AUDITS. Within thirty (30) days of the execution of this Agreement, Buyer may initiate, at Buyer's expense, a Phase 1, and, if Buyer deems it appropriate or necessary, a Phase 2 environmental audit of the Station Assets conducted by an environmental firm licensed in the State of Oregon (the "Environmental Audits"). If the Environmental Audits reveal a condition of material non-compliance with any Environmental Law, then, in that event, Seller shall cure or remedy the condition of material non-compliance prior to Closing. If Seller is unwilling or unable to cure or remediate the condition of material non-compliance prior to Closing, then, in that event, Buyer may elect to (1) accept the Station Assets in their then existing condition and reduce the Purchase Price by the estimated amount necessary to cure or remediate the material non-compliance or (2) terminate this Agreement upon twenty (20) days' prior written notice to Seller without further liability.

          7.9. HSR APPROVAL. The parties shall have received any necessary approval under HSR (or the applicable waiting period shall have expired without further action by the United States Government).

          7.10.    NONCOMPETITION    AGREEMENT.     Seller    and    Peregrine
Communications, Ltd. shall have executed the Noncompetition Agreement in the form annexed hereto as EXHIBIT D.

          7.11. BUILDING LEASE. Seller shall have provided Buyer with an executed lease in the form of EXHIBIT G annexed hereto providing Buyer with the right to lease the premises described therein for a studio for a 10-year period commencing on the Closing Date at a monthly rental of $12,500.

          7.12. NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing, none of the Station Assets, including but not limited to the FCC Licenses and the Seller's goodwill, or the Station's business, operations, or financial condition shall have incurred or otherwise be subject to a material adverse change.


                           ARTICLE 8. INDEMNIFICATION.

          8.1. SURVIVAL. The several representations, warranties, covenants, and agreements of the Seller and Buyer contained in or made pursuant to this Agreement shall be deemed to have been made on and as of the Closing, shall survive the Closing, and shall remain operative and in full force and effect for a period of eighteen
(18) months after the Closing: provided, that all representations, warranties, covenants and agreements relating to litigation or taxes shall remain operative until the expiration of any applicable statutes of limitation; provided further, that Seller's representations concerning any Environmental Law under Section 2.8 shall survive in perpetuity; and provided further, that liabilities assumed or retained, as the case may be, pursuant to this Agreement shall remain in effect until such liabilities have been paid or discharged in full.

          8.2. INDEMNIFICATION OF BUYER. Seller shall indemnify, defend, and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees ("Loss and Expense"), suffered, directly or indirectly, by Buyer after the Closing Date by reason of, or arising out of, (1) any material breach of a representation or warranty made by Seller pursuant to this Agreement, (2) any material failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement, (3) any material failure by Seller to pay or discharge any liabilities which remain the responsibility of Seller under this Agreement or to comply, if required, with Oregon's bulk sales law, or (4) any litigation, proceeding, or claim by any third party relating to the business or operation of the Station prior to the Closing.

          8.3. INDEMNIFICATION OF SELLER. Buyer shall indemnify, defend and hold Seller harmless from and against any and all Loss and Expense suffered, directly or indirectly, by Seller after the Closing Date by reason of, or arising out of,
(1) any material breach of a representation or warranty made by Buyer pursuant to this Agreement, (2) any material failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement, (3) any material failure by Buyer to pay or discharge any liabilities assumed pursuant to this Agreement, or (4) any litigation, proceeding, or claim by any third party relating to the business or operation of the Station after the Closing.

          8.4. NOTICE OF CLAIM. If either Seller or Buyer believes that any Loss and Expense has been suffered or incurred, such party shall notify the other promptly in writing describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Article 8, such party shall promptly notify the indemnifying party of such action or suit. In no event, however, may the indemnifying party avoid or limit its obligations under this Article 8 by reason of delay unless such delay has materially prejudiced the indemnifying party, and then the indemnifying party's obligations shall be reduced only to the extent of such prejudice.

          8.5. DEFENSE OF THIRD PARTY CLAIMS.  The indemnifying party under this
Article 8 shall have the right to conduct and control, through counsel of that party's own choosing, any third party claim, action, or suit at the indemnifying party's sole cost and expense, but the indemnified party may, at that latter party's election, participate in the defense of any such claim, action, or suit at that party's sole cost and expense: provided, that if the indemnifying party shall fail to defend any such claim, action, or suit, then the indemnified party may defend, through counsel of that party's own choosing, such claim, action, or suit and settle such claim, action, or suit, and recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense; and provided further, that the indemnifying party shall be given at least (15) days prior notice of the terms of any proposed settlement thereof so that the indemnifying party may then undertake and/or resume the defense against the claim. The indemnifying party shall not compromise or settle any third party claim, action, or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed: provided, that any such compromise or settlement shall include a release for the Indemnified Party of all liability with respect to the matter being compromised or settled.

          8.6. LIMITATIONS. Neither party shall be required to indemnify the other party under this Article 8 unless written notice of a claim under this
Article 8 was received by the party within the pertinent survival period specified in Section 8.1.

          8.7. OFFSET AGAINST STOCK PURCHASE. Buyer may offset such unsatisfied liabilities against any monies to be paid to Seller in the re-purchase of Seller's ownership interest in Buyer in accordance with
Section 1.2.2. of this Agreement.


                            ARTICLE 9. MISCELLANEOUS.

           9.1. TERMINATION OF AGREEMENT. This Agreement may be terminated immediately on or prior to the Closing under one or more of the following circumstances:

            9.1.1.  by the mutual consent of the parties hereto;

            9.1.2. by Seller, if any of the conditions provided in Article 6 hereof have not been met by the time required and have not been waived;

            9.1.3. by Buyer, pursuant to Sections 7.3.3 or 7.9, or if any of the conditions provided in Article 7 hereof have not been met by the time required and have not been waived;

            9.1.4. by Seller or Buyer, if the FCC has failed to grant the Application in an Order which has become a Final Order within the time specified in Section 1.6 of this Agreement (unless the condition set forth in Section
1.5.1 has been satisfied; or

            9.1.5.  by any party hereto, if the FCC denies the Application.

          9.2.  LIABILITIES UPON TERMINATION.

            9.2.1. SELLER'S REMEDIES. If the parties hereto shall fail to consummate this Agreement on the Closing Date due to Buyer's material breach of any representation, warranty, covenant or condition hereunder, and Seller is not at that time in breach of any material representation, warranty, covenant or condition hereunder, then Seller would suffer direct and substantial damages that cannot be determined with reasonable certainty. In view of the expense and loss which would be incurred by Seller in such event, Seller shall be entitled to institute any action in law or equity to recover any damages or other compensatory relief which may be warranted.

            9.2.2. BUYER'S REMEDIES. If the parties hereto shall fail to consummate this Agreement on the Closing Date due to Seller's material breach of any representation, warranty, covenant or condition hereunder, and Buyer is not at that time in material breach of any representation, warranty, covenant or condition hereunder, then Buyer shall be entitled to specific performance of the terms of this Agreement and of Seller's obligation to consummate the transaction contemplated hereby. If any action is brought by Buyer to enforce this Agreement by specific performance, Seller shall waive the defense that Buyer has an adequate remedy at law.

            9.2.3.  NOTICE  OF  BREACH.  In the  event  that  any  party to this
Agreement believes that the other party is in material breach of its representations, warranties or obligations hereunder, such party shall give prompt written notice thereof, detailing the nature of the breach and the steps necessary to cure such breach. For purposes of this Agreement, no "breach" shall be deemed to have occurred hereunder unless the party alleged to be in breach has been afforded a cure period of at least twenty (20) business days following such notice within which to cure such breach: provided, that the cure period may be extended for an additional 30 days in the event that such party is diligently and in good faith proceeding to cure such breach and the breach is reasonably capable of being cured within such extended period.

            9.2.4. SURVIVAL OF CONFIDENTIALITY OBLIGATIONS. Notwithstanding any other provision of this Agreement, the provisions of Sections 4.8, and 5.3 shall survive any termination of this Agreement.

          9.3. EXPENSES. Except as otherwise provided herein, each party hereto shall be solely responsible for all fees and expenses each party incurs in connection with the transactions contemplated by this Agreement, including, without limitation, legal fees incurred in connection herewith: provided, that the FCC and any HSR filing fees shall be divided equally between Seller and Buyer; and, provided further, that all transfer, sales, use or other taxes or assessments imposed by any governmental body on the sale of the Station Assets shall be paid by Seller.

          9.4. ASSIGNMENTS. Seller may not assign its rights or obligations under this Agreement without the prior written consent of Buyer. Buyer may assign its rights under this Agreement without the prior written consent of Seller to any party who (1) controls Buyer, (2) is controlled by the same parties who control Buyer, or (3) demonstrates to the reasonable satisfaction of Seller that it has the capability to satisfy Buyer's obligations (including financial) under this Agreement.

          9.5. FURTHER ASSURANCES. From time to time prior to, at and after the Closing, each party hereto will execute all such instruments and take all such actions any other party shall reasonably request in connection with effectuating the intent and purpose of this Agreement and all transactions contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at the Closing.

          9.6. NOTICES. All notices, demands and other communications authorized or required by this Agreement shall be in writing, shall be delivered by personal delivery, by United States certified mail-return receipt requested (postage prepaid), or by overnight delivery service (charges prepaid), and shall be deemed to have been given or made when personally delivered, within five (5) days after being deposited in the mail, postage prepaid, or within one (1) day after being delivered to an overnight delivery service, charges prepaid. Notices shall be delivered to each party at the following addresses (or at such other address as any party may designate in writing to the other parties.

            9.6.1.  If to Seller --


                         Daniel J. Alderman
                         Executive Vice President
                         Channel 32 Incorporated
                         Boardwalk Plaza, Suite 350
                         9725 S.W. Beaverton Hillsdale Highway
                         Beaverton, Oregon  97005-3366

                         with a copy to (but which shall not
                         constitute
                         notice to Seller):

                         Allan A. Fulsher, Esq.
                         Boardwalk Plaza, Suite 350
                         9725 S.W. Beaverton Hillsdale Highway
                         Beaverton, Oregon 97005-3366

                         If to Buyer --

                         Douglas Gealy,
                         President
                         7125 Bluffstream Ct.
                         Columbus, OH  43235
                         with a copy to (but which shall not
                         constitute notice to Buyer):


                         Lewis J. Paper, Esq.
                         Dickstein Shapiro Morin & Oshinsky LLP
                         2101 L Street, N.W.
                         Washington, DC  20037

          9.7. LAW GOVERNING. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California without regard to conflict of laws provisions.

          9.8. WAIVER OF PROVISIONS. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall not affect the exercise of a party's rights at a later date. No waiver by any party of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

          9.9. COUNTERPARTS. This Agreement may be executed in counterparts, and all counterparts so executed shall collectively constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

          9.10. REIMBURSEMENT OF LEGAL EXPENSES. If a formal legal proceeding is instituted by a party to enforce that party's rights under this Agreement, the party prevailing in the proceeding shall be reimbursed by the other party for all reasonable costs incurred thereby, including but not limited to reasonable attorneys' fees.

          9.11. PUBLICITY. Except as required by applicable law or with the other party's express written consent, which shall not be unreasonably withheld, no party to this Agreement nor any affiliate of any party shall issue any press release or make any public statement (oral or written) regarding the transactions contemplated by this Agreement.

          9.12. SELLER'S ACCESS TO RECORDS. Any records delivered to Buyer by Seller relating to the operation of the Station or Seller's business shall be maintained by Buyer for a period of seven (7) years from and after the Closing Date. Upon reasonable prior notice, Seller shall be entitled to inspect and copy any of such records for purposes of preparing and completing any tax returns or other compilations of its operation of the Station. In the event that it wishes to dispose of such records, Buyer shall give Seller thirty (30) days' prior written notice and an opportunity to retrieve such records at Seller's expense.

          9.13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties, supersedes and cancels any and all prior or contemporaneous agreements and understandings between them, and may not be amended except in a writing signed by the parties.

                        ARTICLE 10. RULES OF CONSTRUCTION

          10.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

            10.1.1.   "ACCOUNTS   RECEIVABLE"   means  all  notes  and  accounts
receivable of Seller relating to or arising out of the broadcasting of advertising time by the Station at any time prior to the Closing Date.

            10.1.2. "BUYER" means NewCo of Oregon, Inc., an Oregon corporation, or its assignee.

            10.1.3. "CONTRACTS" means those contracts, leases and other agreements listed or described in Section 1.1.1.(c) which Buyer has agreed to assume (but not including Time Sales Agreements, Trade Agreements or Real Estate Leases.)

            10.1.4.  "DOJ" means the United States Department of Justice.

            10.1.5. "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 ET SEQ., the Substances Control Act, as amended, 15 U.S.C. 2601 ET SEQ., the Resource Conservation and Recovery Act of 1976, as amended, U.S.C. ss. 6901 ET SEQ., the Clean Water Act, as amended, 42 U.S.C. ss. 1251 ET SEQ., the Clean Air Act, as amended, 42 U.S.C. ss. 7401 ET SEQ., any other federal, state or local law relating to the environment, and any regulations or policies adopted pursuant to such laws.

            10.1.6.  "ESCROW  FUNDS"  means funds which are part of the Purchase
Price  and  placed  in  a  post-Closing   escrow  account  to  secure   Seller's
indemnification obligations under Article 8 of this Agreement.

            10.1.7. "EXCLUDED ASSETS" means those assets excluded from the Station Assets and retained by Seller, to the extent in existence on the Closing Date, as specifically described in Section 1.1.2.

            10.1.8.  "FCC" means the Federal Communications Commission.

            10.1.9. "FCC LICENSES" means all licenses and other authorizations issued by the FCC for the Station and included in SCHEDULE 1.

            10.1.10. "FTC" means the Federal Trade Commission.

            10.1.11 "FINANCIAL STATEMENTS" means the balance sheet of Seller dated June 30, 1996, the audited financial statements for the Station for fiscal year 1995, and the unaudited interim financial statement for the period ended on November 30, 1996.

            10.1.12. "HAZARDOUS WASTE" means any hazardous or toxic waste, substance, material or pollutant.

            10.1.13.  "IRS" means the Internal Revenue Service.

            10.1.14. "LITIGATION" means any litigation, arbitration, dispute, proceeding or investigation pending by or against, or, to the best of Seller's knowledge, threatened against the Station or Seller which relates to or affect the Station Assets or the business of the Station or which materially interferes or could reasonably be expected to materially to interfere with Seller's (a) right, title to or interest in the Station Assets, (b) operation of the Station or (c) ability to transfer the Station Assets to Buyer free of such litigation.

            10.1.15. "PAYMENTS" means arrearages of wages or Trust or benefit payments.

            10.1.16. "PURCHASE PRICE" means the total consideration for the Station Assets, the Noncompetition Agreement, and Seller's Stock Purchase as described in Section 1.2.

            10.1.17. "REAL ESTATE LEASES" means all leases relating to real property to be assumed by Buyer, copies of which are annexed hereto in
SCHEDULE 4.

            10.1.18. "SELLER" means Channel 32 Incorporated, an [Oregon] corporation.

            10.1.19. "STATION" means broadcast television station KWBP-TV in Salem, Oregon.

            10.1.20. "STATION ASSETS" means the rights, title and interest, real and personal, tangible and intangible, owned or held by Seller and used or useful in the operation of the Station to be acquired by Buyer under this Agreement.

           10.1.21. "TIME BROKERAGE AGREEMENT" means the agreement to be executed by Buyer and Seller this same date for the provision of programming by Buyer to be aired on the Station.

           10.1.22. "TRADE AGREEMENTS" means trade and barter agreements for the sale of time on the Station.

            10.1.23. "TRADE REPORT" means a listing of all Trade Agreements included in the Station Assets together with an itemized statement of the aggregate value of time owed pursuant to each of the Trade Agreements and the fair market value of goods and services to be received pursuant to each of the Trade Agreements as of the Closing Date.

            10.1.24. "TRUSTS" means pension, profit-sharing and savings plans and trusts, including without limitation, 401-K plans established by Seller for its employees.

            10.1.25. OTHER DEFINITIONS. Other capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

          10.2. NUMBER AND GENDER. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

          10.3. HEADINGS AND CROSS-REFERENCES. Headings of the sections have been included for convenience of reference only and shall in no way limit or affect the meaning or interpretation of the specific provisions of this Agreement. All cross-references to sections herein shall mean the section of this Agreement unless otherwise stated or clearly required by the context. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context. The term "including" means "including without limitation."

          10.4. COMPUTATION OF TIME. Whenever any time period provided for in this Agreement is measured in "business days," there shall be excluded from such time period each day that is a Saturday, Sunday, recognized federal legal holiday, or other day on which the FCC's offices are closed and are not reopened prior to 5:30 p.m. Washington, D.C. time. In all other cases all days shall be counted.


                      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year written above.



                             CHANNEL 32 INCORPORATED



                           By:  /s/ Roy Rose
                                ---------------------------------
                                Roy Rose, Chief Executive Officer


                              NEWCO OF OREGON, INC.



                           By:  /s/ Douglas E. Gealy
                                ----------------------------------
                                Douglas E. Gealy, President

        The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrants.

        A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

EXHIBITS

A   Promissory Note
B   Security Agreement
C   Personal Guarantees of Roy Rose, Daniel J. Alderman and Hampton
    Holdings, LLC
D   Noncompetition Agreement
E   Opinion of Seller's Counsel
F   Opinion of Buyer's Counsel
G   Commercial Building Lease


SCHEDULES

1  Government  Licenses
2  Tangible Personal Property
3  Contracts
4  Leases
5  Programming  and  Copyrights
6  Allocation
7  Taxes
8  Financial  Statements
9  Exceptions to Real Property
10 Cable Carriage